Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands) (unaudited)

	For the Month Ended July 31,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$210,871	64%	$889,042	91%
Correspondent Bulk	-	0	10,783	1
Retail	118,596	36	73,794	8
Total	$329,467	100%	$973,619	100%

Funding Days in the Month	21		20
Average Originations Per Funding Day	$15,689		$48,681

	For the Seven Months Ended July 31,
	2007	As a % of Total	2006	As a % of Total
Non-conforming Production Volume

Wholesale	$1,729,281	68%	$4,725,768	84%
Correspondent Bulk	46,276	2	322,207	6
Retail	769,318	30	577,055	10
Total	$2,544,875	100%	$5,625,030	100%

Year to Date Funding Days	147		146
Average Originations Per Funding Day	$17,312		$38,528

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(unaudited)

	For the Month Ended July 31, 2007
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	6.91%	70.3%	721	30%
620 to 659	8.33	78.3	639	25
580 to 619	8.95	77.4	600	23
540 to 579	9.14	74.3	562	16
539 and below	9.74	72.2	525	6
	8.26%	74.6%	635	100%

Summary by Program Type
30-Year Fixed	7.32%	69.2%	668	36%
3-Year Fixed	9.38	79.5	603	23
3-Year Fixed 40/30	8.73	79.2	611	18
40/30-Year Fixed	8.25	74.3	617	6
2-Year Fixed 40/30	9.42	83.1	621	3
3-Year Fixed Interest-only	8.43	82.8	644	3
2-Year Fixed	9.49	76.4	596	3
15-Year Fixed	7.65	64.6	652	2
30-Year Fixed Interest-only	6.66	67.8	693	2
Other Products	7.54	71.6	651	4
	8.26%	74.6%	635	100%
Weighted Average
Coupon Excluding MTA	8.30%

Note: The origination data on this report includes loans secured by second mortgages.